Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of Hydrogenics Corporation (this Registration Statement) of our report dated March 27, 2012 relating to the financial statements which appear in Hydrogenics Corporation's Annual Report on Form 20-F/A for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario, Canada
August 27, 2012